Omada Health Reports Fourth Quarter and Full-Year 2025 Results
Revenue up 58% in Fourth Quarter, 53% for Year; Member Growth of 55% for Year
Achieves Positive Net Income in Fourth Quarter; Significantly Narrows Net Loss for Full Year
Delivers Positive Adjusted EBITDA for Full Year

SAN FRANCISCO - March 5, 2026 - Omada Health, Inc. (Nasdaq: OMDA), the virtual between-visit healthcare provider, today reported financial results for the fourth quarter and full year ended December 31, 2025.

2025 Fourth Quarter and Full-Year Highlights
Highlights are for the fourth quarter and full year 2025, except where otherwise noted.

Total members
•886,000 at year end, up 55% year over year

Revenue
•$76 million in the fourth quarter, up 58% year over year
•$260 million for the full year, up 53% compared with 2024

GLP-1 Leadership
•Omada has now supported more than 150,000 members on GLP-1s, compared with more than 50,000 at the end of 2024
•Published research demonstrating the effectiveness of Omada’s programs, including data showing members in our GLP-1 Care Track, compared with published real-world evidence, achieved greater average weight loss and largely maintained weight, on average, one year after discontinuing GLP-1 therapy
•Announced plans in November to launch a new prescribing offering that will combine Omada’s evidence-based behavior change program with medication management for anti-obesity medications, including GLP-1s
•Today, announced GLP-1 Flex Care, a new option that gives employers a structured way to connect eligible employees with clinical evaluation, prescribing, and ongoing medical oversight for GLP‑1s—alongside Omada’s lifestyle and behavioral support—without taking on employer financial coverage for GLP-1s, providing another flexible pathway to balance access, affordability, and durable outcomes across diverse GLP‑1 coverage strategies

Program Innovation
•During 2025, launched OmadaSpark and Meal Map, AI-powered tools that support members with wellness education alongside our human coaches
•In February of 2026, announced Omada for Cholesterol to address a highly prevalent, often under‑treated condition that frequently co‑exists with diabetes, hypertension, and obesity, further strengthening its multi‑condition platform capabilities and expanding the scope of Omada’s cardiometabolic care

“Our 2025 performance reflects a pivotal year for Omada, marked by strong growth, important profitability milestones, and continued momentum across our business,” said Sean Duffy, co‑founder and CEO of Omada Health. “We demonstrated GLP‑1 companion support innovation, advanced our member‑facing AI capabilities, and introduced meaningful program expansions—all designed to support our members in achieving durable health improvements and serving as a foundation for progress toward our long‑term mission to bend the curve of chronic disease.”

Other Fourth Quarter and Full Year 2025 Financial Highlights
•Gross margin of 71% in the fourth quarter, up from 67% in Q4 2024, and gross margin of 66% for the year compared with 61% in 2024
•Non-GAAP gross margin of 73% in the fourth quarter, up from 69% in Q4 2024, and non-GAAP gross margin of 68% for the year compared with 63% in 2024
•Net income of $5 million in the fourth quarter, compared with a net loss of $8 million in Q4 2024, and a net loss of $13 million for the year compared with a net loss of $47 million in 2024
•Adjusted EBITDA of $8 million in the fourth quarter, compared with an adjusted EBITDA loss of $4 million in Q4 2024, and adjusted EBITDA of $6 million for the year compared with an adjusted EBITDA loss of $29 million in 2024
•Cash and cash equivalents of $222 million

Please see the Non-GAAP Financial Measures section below and reconciliations of GAAP to non-GAAP measures at the end of this press release.

Financial Outlook
For the year ending December 31, 2026, Omada expects:
•Revenue in the range of $312 million to $322 million, with the midpoint representing 22% growth compared with 2025
•Adjusted EBITDA in the range of $7 million to $15 million

We have not provided an outlook for net loss (GAAP) or a reconciliation of expected adjusted EBITDA to net loss (GAAP) because net loss (GAAP) on a forward-looking basis is not available without unreasonable effort due to the potential variability and complexity of the items that are excluded from adjusted EBITDA, such as loss on debt extinguishment; provision for income taxes; depreciation and amortization; share-based compensation; change in fair value of warrant liabilities; amortization of intangible assets; and loss on disposal of property and equipment.

Conference Call

Omada Health will host a conference call at 1:30 p.m. PT/4:30 p.m. ET today, March 5, 2026, during which management will discuss fourth quarter and full-year 2025 results.

A live audio webcast of the call will be available online at https://investors.omadahealth.com. A replay will be available shortly after the conclusion of the call at the same link and will remain accessible for approximately 12 months.

Those participating via conference call can pre-register using the following link:
https://register-conf.media-server.com/register/BI58c6d7a71730445093f7ea7c02d33e97

About Omada Health

Omada Health (Nasdaq: OMDA) is reverse engineering the way healthcare is delivered in America, putting the space between doctor visits–where health is won or lost–at the center of care. Today's healthcare system poorly serves chronic conditions that require ongoing support outside of the exam room, like obesity, diabetes, hypertension, cholesterol, and musculoskeletal conditions. Omada’s virtual-first model combines human-led care teams, connected devices, and AI-enabled technology to deliver personalized care at scale, including support for GLP-1 therapy. Omada has served more than two million members since launch across 2,000+ employers, health plans, pharmacy benefit managers, and health systems. Learn more at omadahealth.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements contained in this press release include, but are not limited to, statements we make regarding our GLP-1 leadership, plans to launch a new prescribing offering and the benefits of the offering, program innovation and related capabilities, ability to deliver measurable results, business trends, growth prospects and future financial and operating results, and our financial outlook.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, macroeconomic and industry conditions and other factors. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, the following: our limited operating history and ability to manage our growth effectively; our history of net losses and ability to maintain profitability; the ability of our programs to achieve and maintain market acceptance; changes in the healthcare industry and competition; the growth and success of our customers and channel partners; the number of individuals covered by our programs and the number of our programs covered by our customers; the level of member engagement in our programs; our ability to maintain and grow customer and channel partner relationships; concentration of a substantial portion of our sales among a limited number of customers and channel partners; our ability to attract new customers and channel partners and increase member enrollment from existing and new customers and channel partners; our ability to increase the size of our organization; our dependence on a limited number of third-party suppliers; the impact of seasonality on our financial results; our ability to achieve widespread brand awareness and the impact of any negative media coverage; our ability to develop and release new programs and services; cybersecurity threats; our dependence on the interoperability of our programs and connected devices with third-party devices, operating systems and applications; changes in laws or regulations or the implementation of existing laws and regulations; compliance with privacy and security laws and regulations; our and our affiliated professional entities’ compliance with healthcare regulatory laws; any modification in U.S. Food and Drug Administration enforcement policies; our dependence on our relationships with affiliated professional entities; and other risk factors identified in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2025, which is being filed at or around the date hereof.

All forward-looking statements in this press release are based only on information currently available to us and speak only as of the date on which they are made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required under applicable law.

Investor Relations Contact:
Allan Kells
ir@omadahealth.com

Media Contact:
Rose Ramseth
press@omadahealth.com

Omada Health, Inc.
Consolidated Balance Sheets

(in thousands, except share and per-share amounts)
(unaudited)

	As of December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$222,036	$76,392
Accounts receivable, net (1)	34,585	23,417
Inventory	4,486	3,296
Deferred commissions, current	3,539	3,017
Prepaid expenses and other current assets (2)	8,288	6,937
Total current assets	272,934	113,059
Property and equipment, net	7,942	5,625
Operating lease right-of-use asset	-	447
Deferred commissions, non-current	8,711	9,214
Intangible assets, net	2,414	4,263
Goodwill	13,240	13,240
Other assets	165	5,044
Total assets	$305,406	$150,892

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities
Accounts payable (3)	$10,276	$4,168
Accrued expenses and other current liabilities (4)	40,392	29,840
Operating lease liability, current	-	415
Deferred revenue (5)	25,058	19,530
Total current liabilities	75,726	53,953
Long term debt	-	29,771
Warrant liabilities, non-current	-	2,252
Other liabilities, non-current	-	285
Total liabilities	75,726	86,261
Commitments and contingencies
Redeemable convertible preferred stock, $0.001 par value per share; no shares and 120,689 shares authorized as of December 31, 2025 and December 31, 2024, respectively; no shares and 118,219 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively; aggregate liquidation preference of $0 and $455,588 as of December 31, 2025 and December 31, 2024, net of issuance costs	-	449,034
Stockholders’ equity (deficit)
Common stock, $0.001 par value per share; 750,000 and 181,500 shares authorized as of December 31, 2025 and December 31, 2024, respectively; 58,429 and 8,157 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	58	8
Additional paid-in capital	686,366	59,555
Accumulated deficit	(456,744)	(443,966)

Total stockholders’ equity (deficit)	229,680	(384,403)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$305,406	$150,892
(1)Includes amounts from a related party of $22.8 million and $13.2 million as of December 31, 2025 and December 31, 2024, respectively.
(2)Includes amounts from a related party of $0.3 million and $0.1 million as of December 31, 2025 and December 31, 2024, respectively.
(3)Includes amounts from a related party of $1.0 million and $0 as of December 31, 2025 and December 31, 2024, respectively.
(4)Includes amounts from a related party of $4.9 million and $2.2 million as of December 31, 2025 and December 31, 2024, respectively.
(5)Includes amounts from a related party of $18.8 million and $13.2 million as of December 31, 2025 and December 31, 2024, respectively.

Omada Health, Inc.
Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per-share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue
Services (1)	$71,651	$45,438	$241,043	$157,789
Hardware (2)	4,195	2,540	19,167	12,011
Total revenue	75,846	47,978	260,210	169,800
Cost of revenue
Services (3)	13,768	10,834	51,839	42,520
Hardware	8,416	5,011	37,432	24,403
Total cost of revenue	22,184	15,845	89,271	66,923
Gross profit	53,662	32,133	170,939	102,877
Operating expenses
Research and development (4)	11,552	9,190	40,683	35,923
Sales and marketing (5)	24,613	18,089	90,044	68,053
General and administrative (6)	14,216	11,954	52,184	42,555
Total operating expenses	50,381	39,233	182,911	146,531
Operating income (loss)	3,281	(7,100)	(11,972)	(43,654)
Other income (expense), net
Interest expense	(13)	(1,097)	(2,534)	(4,506)
Interest income	1,891	174	5,305	805
Loss on debt extinguishment	-	-	(2,109)	-
Change in fair value of warrant liabilities	-	(227)	(1,468)	218
Total other expense, net	1,878	(1,150)	(806)	(3,483)
Income (loss) before provision for income taxes	5,159	(8,250)	(12,778)	(47,137)
Provision for income taxes	-	-	-	-
Net income (loss) and comprehensive income (loss)	$5,159	$(8,250)	$(12,778)	$(47,137)

Net income (loss) per share
Basic	$0.09	$(1.04)	$(0.35)	$(6.11)
Diluted	$0.08	$(1.04)	$(0.35)	$(6.11)

Weighted-average shares outstanding
Basic	58,056	7,951	36,639	7,721
Diluted	63,930	7,951	36,639	7,721
(1)Includes amounts from a related party of $49.5 million and $25.9 million for the three months ended December 31, 2025 and 2024, respectively and $157.7 million and $88.0 million for the year ended December 31, 2025 and 2024, respectively.
(2)Includes amounts from a related party of $3.1 million and $1.8 million for the three months ended December 31, 2025 and 2024, respectively and $12.1 million and $6.5 million for the year ended December 31, 2025 and 2024, respectively.
(3)Includes amounts from a related party of $1.2 million and $0.9 million for the three months ended December 31, 2025 and 2024, respectively and $5.0 million and $3.4 million for the year ended December 31, 2025 and 2024, respectively.
(4)Includes amounts from a related party of $0.6 million and $0.4 million for the three months ended December 31, 2025 and 2024, respectively and $2.2 million and $1.7 million for the year ended December 31, 2025 and 2024, respectively.
(5)Includes amounts from a related party of $6.8 million and $4.2 million for the three months ended December 31, 2025 and 2024, respectively and $26.1 million and $15.2 million for the year ended December 31, 2025 and 2024, respectively.
(6)Includes amounts from a related party of $0.4 million and $0.3 million for the three months ended December 31, 2025 and 2024, respectively and $1.5 million and $1.1 million for the year ended December 31, 2025 and 2024, respectively.

Omada Health, Inc.
Share-based Compensation Summary

(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Services cost of revenue	$65	$57	$169	$219
Research and development	594	458	2,228	1,713
Sales and marketing	1,255	621	3,918	2,602
General and administrative	1,831	1,176	6,640	4,886
Total share-based compensation expense	$3,745	$2,312	$12,955	$9,420

Omada Health, Inc.
Consolidated Statements of Cash Flows

(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating activities
Net income (loss)	$5,159	$(8,250)	$(12,778)	$(47,137)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,447	1,278	5,491	4,803
Share-based compensation	3,745	2,312	12,955	9,420
Loss on debt extinguishment	-	-	2,109	-
Loss on disposal of property and equipment	6	-	8	2
Amortization of debt issuance costs	-	98	285	389
Non-cash operating lease expense	-	187	447	728
Change in fair value of warrants	-	227	1,468	(218)
Provision for credit losses (1)	(296)	1,009	1,189	1,760
Amortization of deferred commissions	872	742	3,339	2,643
Changes in operating assets and liabilities
Accounts receivable (2)	7,157	871	(12,357)	(8,805)
Inventory	(1,338)	(1,527)	(1,190)	318
Prepaid expenses and other current assets (3)	161	(1,197)	(1,409)	(1,853)
Deferred commissions	(1,191)	(1,550)	(3,510)	(6,422)
Other non-current assets	70	78	251	409
Accounts payable (4)	4,916	(1,089)	6,289	399
Operating lease liabilities	-	(202)	(415)	(783)
Accrued expenses and other current liabilities (5)	2,770	3,661	10,552	5,343
Deferred revenue (6)	(2,099)	(3,180)	5,528	4,645
Other non-current liabilities	-	45	-	180
Net cash provided by (used in) operating activities	21,379	(6,487)	18,252	(34,179)

Investing activities
Purchases of property and equipment	(199)	(184)	(1,322)	(596)
Capitalized internal-use software costs	(1,147)	(785)	(4,510)	(3,267)
Net cash used in investing activities	(1,346)	(969)	(5,832)	(3,863)

Financing activities
Proceeds from exercise of stock options	3,375	1,284	9,368	3,329
Payment of deferred offering costs	1	(1,171)	(4,283)	(4,538)
Repayment of Midcap term facility principal	-	-	(30,963)	-
Payment of debt extinguishment costs	-	-	(1,430)	-
Proceeds from initial public offering, net of underwriting discounts and commissions	-	-	160,532	-
Net cash provided by (used in) financing activities	3,376	113	133,224	(1,209)

Net increase (decrease) in cash and cash equivalents	23,409	(7,343)	145,644	(39,251)
Cash and cash equivalents at beginning of period	198,627	83,735	76,392	115,643
Cash and cash equivalents at end of period	$222,036	$76,392	$222,036	$76,392
(1)Includes changes in related party balances of $0.5 million and $0.2 million for the three months and year ended December 31, 2025 and 2024, respectively.
(2)Includes changes in related party balances of $9.1 million and $5.3 million for the three months and year ended December 31, 2025 and 2024, respectively.
(3)Includes changes in related party balances of $0.2 million and $0.1 million for the three months and year ended December 31, 2025 and 2024, respectively.
(4)Includes changes in related party balances of $1.0 million and $0 million for the three months and year ended December 31, 2025 and 2024, respectively.
(5)Includes changes in related party balances of $2.7 million and $0.7 million for the three months and year ended December 31, 2025 and 2024, respectively.
(6)Includes changes in related party balances of $5.7 million and $3.9 million for the three months and year ended December 31, 2025 and 2024, respectively.

Non-GAAP Financial Measures

We use certain financial measures not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”) to supplement the financial information in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating expenses, non-GAAP operating expenses (as a % of revenue), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We define non-GAAP gross profit and non-GAAP gross margin as gross profit and gross margin, excluding share-based compensation expense, amortization of intangible assets, and depreciation and amortization.

We define non-GAAP general and administrative expenses as total general and administrative expenses reported on our consolidated statements of operations, excluding share-based compensation expense, amortization of intangible assets, depreciation and amortization, and loss on disposal of property and equipment. We define non-GAAP research and development expenses as total research and development expenses reported on our consolidated statements of operations, excluding share-based compensation expense, amortization of intangible assets, depreciation and amortization, and loss on disposal of property and equipment. We define non-GAAP sales and marketing expenses as total sales and marketing expenses reported on our consolidated statements of operations, excluding share-based compensation expense, amortization of intangible assets, depreciation and amortization, and loss on disposal of property and equipment. We define non-GAAP operating expenses as total operating expenses reported on our consolidated statements of operations, excluding share-based compensation expense, amortization of intangible assets, depreciation and amortization, and loss on disposal of property and equipment. We define non-GAAP operating expenses margin as non-GAAP operating expenses divided by GAAP total revenue reported on our consolidated statements of operations.

We define adjusted EBITDA as net loss and comprehensive loss reported on our consolidated statements of operations, excluding the impact of interest expense, interest income, change in fair value of warrant liabilities, loss on debt extinguishment, provision for income taxes, share-based compensation expense, amortization of intangible assets, depreciation and amortization, and loss on disposal of property and equipment.

Free cash flow is net cash used in operating activities less purchases of property and equipment and capitalized internal-use software costs.

We believe these non-GAAP financial measures, when taken collectively with GAAP financial information, are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making. However, there are a number of limitations related to the use of non-GAAP financial measures. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Metric

Total Members: A member is a person who is enrolled in one of our virtual care programs and that generated a billing event in the preceding 12 months. We believe growth in the number of members is a key indicator of the performance of our business for both investors and management as we monitor the performance of our business, as members primarily drive services revenue. The number of members depends, in part, on our ability to successfully market our services to new customers and channel partners, our ability to sell additional programs to existing customers and channel partners, and our ability to promote awareness of our programs among covered individuals and to encourage their enrollment.

Reconciliation of GAAP to Non-GAAP Financial Measures

The following tables reconcile to the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Omada Health, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures - Adjusted EBITDA

(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in thousands, except percentages)
GAAP net income (loss) and comprehensive income (loss)	$5,159	$(8,250)	$(12,778)	$(47,137)
Add:
Interest expense	13	1,097	2,534	4,506
Interest income	(1,891)	(174)	(5,305)	(805)
Change in fair value of warrant liabilities	—	227	1,468	(218)
Loss on debt extinguishment	—	—	2,109	—
Provision for income taxes	—	—	—	—
Share-based compensation expense	3,745	2,312	12,955	9,420
Amortization of intangible assets	440	501	1,851	2,007
Depreciation and amortization(1)	1,007	777	3,640	2,796
Loss on disposal of property and equipment	5	—	8	2
Adjusted EBITDA	$8,478	$(3,510)	$6,482	$(29,429)
GAAP net income (loss) and comprehensive income (loss) margin (as a percentage of revenue)	6.8%	(17.2)%	(4.9)%	(27.8)%
Adjusted EBITDA margin (as a percentage of revenue)	11.2%	(7.3)%	2.5%	(17.3)%
(1) Depreciation and amortization includes depreciation of property and equipment and amortization of capitalized internal-use software costs

Omada Health, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(in thousands, except percentages)
GAAP gross profit	$53,662	$32,133	$170,939	$102,877
Add:
Share-based compensation expense	65	57	169	219
Amortization of intangible assets	440	438	1,755	1,755
Depreciation and amortization(1)	927	683	3,294	2,406
Non-GAAP gross profit	55,094	33,311	176,157	107,257
GAAP gross margin (as a percentage of revenue)	70.8%	67.0%	65.7%	60.6%
Non-GAAP gross margin (as a percentage of revenue)	72.6%	69.4%	67.7%	63.2%
(1) Depreciation and amortization includes depreciation of property and equipment and amortization of capitalized internal-use software costs

GAAP Research and development expense	$11,552	$9,190	$40,683	$35,923
Less:
Share-based compensation expense	594	458	2,228	1,713
Depreciation and amortization (1)	27	19	88	83
Non-GAAP research and development expense	$10,931	$8,713	$38,367	$34,127
Non-GAAP research and development expense (as a % of revenue)	14%	18%	15%	20%

GAAP Sales and marketing expense	$24,613	$18,089	$90,044	$68,053
Less:
Share-based compensation expense	1,255	621	3,918	2,602
Amortization of intangible assets	—	63	94	252
Depreciation and amortization (1)	34	28	121	118
Non-GAAP sales and marketing expense	$23,324	$17,377	$85,911	$65,081
Non-GAAP sales and marketing expense (as a % of revenue)	31%	36%	33%	38%

GAAP General and administrative expense	$14,216	$11,954	$52,184	$42,555
Less:
Share-based compensation expense	1,831	1,176	6,640	4,886
Depreciation and amortization (1)	19	47	138	189
Loss on disposal of property and equipment	5	—	8	2
Non-GAAP general and administrative expense	$12,361	$10,731	$45,398	$37,478
Non-GAAP general and administrative expense (as a % of revenue)	16%	22%	17%	22%

GAAP operating expense	$50,381	$39,233	$182,911	$146,531
Less:
Share-based compensation expense	3,680	2,255	12,786	9,201
Amortization of intangible assets	—	63	94	252
Depreciation and amortization (1)	80	94	347	390
Loss on disposal of property and equipment	5	—	8	2
Non-GAAP operating expense	$46,616	$36,821	$169,676	$136,686
GAAP operating expense (as a % of revenue)	66.4%	81.8%	70.3%	86.3%
Non-GAAP operating expense (as a % of revenue)	61.5%	76.7%	65.2%	80.5%
(1) Depreciation and amortization includes depreciation of property and equipment and amortization of capitalized internal-use software costs

Omada Health, Inc.
Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow

(in thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$21,379	$(6,487)	$18,252	$(34,179)
Purchases of property and equipment	(199)	(184)	(1,322)	(596)
Capitalized internal-use software development costs	(1,147)	(785)	(4,510)	(3,267)
Free Cash Flow	$20,033	$(7,456)	$12,420	$(38,042)
Other cash flow components:
Net cash used in investing activities	$(1,346)	$(969)	$(5,832)	$(3,863)
Net cash provided by (used in) financing activities	$3,376	$113	$133,224	$(1,209)